Exhibit 3.1

RHYTHM PHARMACEUTICALS, INC.

AMENDED AND RESTATED BYLAWS

Article I.  — General.

1.1.          Offices.  The registered office of Rhythm Pharmaceuticals, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Company may also have offices at such other places both within and without the State of Delaware as the board of directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

1.2.          Seal.  The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”

1.3.          Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Article II.  — Stockholders.

2.1.          Place of Meetings.  Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice, either within or outside the State of Delaware. The Board of Directors may, in its sole discretion, determine that meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware, as it may be amended from time to time (the “DGCL”).

2.2.          Annual Meeting.  The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine.  At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting.  At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Company’s Certificate of Incorporation”), or these By-laws.

2.3.          Quorum and Adjournment.  At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Certificate of Incorporation, or these By-laws.  Whether or not there is such a quorum at any meeting, the presiding officer of the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called.  The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4.          Right to Vote; Proxies.  Subject to the provisions of the Company’s Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder.  Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.5.          Voting.  At all meetings of stockholders, except as otherwise expressly provided for by statute, the Company’s Certificate of Incorporation, or these By-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the votes cast, present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.6.          Notice of Annual Meetings.  Written notice of the annual meeting of the stockholders shall be mailed to each stockholder of record entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting.  The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed.  It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him or her, such stockholder’s post-office address, and to notify the Secretary of any change therein.

2.7.          Stockholders’ List.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary no later than the tenth day before each meeting of stockholders and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.

2.8.          Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called only in the manner set forth in the Company’s Certificate of Incorporation.  Any such person or persons that has or have called a special meeting of stockholders in the manner set forth in the Company’s Certificate of Incorporation may postpone or cancel any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

2.9.          Notice of Special Meetings.  Written notice of a special meeting of stockholders, stating the time and place and purpose or purposes thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat, at such address as appears on the books of the Company.  No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.  The individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

2.10.          Inspectors of Elections; Opening and Closing the Polls.

(a)          One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting.  At the meeting for which the inspector or inspectors are appointed, he, she or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes.  If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his or her place.

(b)          At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL (or any successor provision) with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (a) of this Section 2.10.

2.11.          Stockholders’ Consent in Lieu of Meeting. Unless otherwise provided in the Company’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of the stockholders.

2.12.          Advance Notice of Stockholder Business to be Brought Before an Annual Meeting.

(a)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) if not specified in a notice of meeting, otherwise properly brought before the meeting by the Board of Directors or any committee thereof, or the Chairperson of the Board, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Company’s capital stock both at the time of giving the notice provided for in this Section 2.12 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.12 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.8, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.12, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Company, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.13 and this Section 2.12 shall not be applicable to nominations except as expressly provided in Section 2.13.

(b)          Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.12. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company: (x) not less than ninety (90) days, nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Company (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new notice time period (or extend any notice time period) for the giving of Timely Notice as described above.

(c)          To be in proper form for purposes of this Section 2.12, a stockholder’s notice to the Secretary shall set forth:

(i)	As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition, and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”);

(ii)	As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Company (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Company, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Company, or (z) increase or decrease the voting power in respect of any class or series of shares of the Company of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (D) any other material relationship between such Proposing Person, on the one hand, and the Company or any affiliate of the Company, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of the Company or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (G) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and

(iii)	As to each item of business that such stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.

For purposes of these By-laws, “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d)          The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e)          A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(f)          Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.12. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)          This Section 2.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Company’s proxy statement. In addition to the requirements of this Section 2.12 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.12 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)          For purposes of these By-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.13.          Advance Notice of Nominations for Election of Directors at a Meeting.

(a)          Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the Company both at the time of giving the notice provided for in this Section 2.13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.13 as to such notice and nomination. For purposes of this Section 2.13, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Company, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)	(i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 2.12) thereof in writing and in proper form to the Secretary of the Company, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.13 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13.

(ii)	Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.13 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than one hundred twenty (120) days prior to such special meeting and not later than ninety (90) days prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.12) of the date of such special meeting was first made.

(iii)	In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv)	In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Company shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the conclusion of the time period for notice to be “timely” as set forth in Section 2.13(b)(ii) or (C) the tenth day following the date of public disclosure of such increase.

(c)          To be in proper form for purposes of this Section 2.13, a stockholder’s notice to the Secretary shall set forth:

(i)	As to each Nominating Person, the Stockholder Information (as defined in Section 2.12(c)(i), except that for purposes of this Section 2.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.12(c)(i));

(ii)	As to each Nominating Person, any Disclosable Interests (as defined in Section 2.12(c)(ii), except that for purposes of this Section 2.13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.12(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.12(c)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.12(c)(ii)(G), the Nominating Person’s notice for purposes of this Section 2.13 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii)	As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Company’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, (C) a completed and signed written questionnaire (in the form provided by the Company upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (D) a written representation and agreement (in the form provided by the Company upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Company, (3) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Company, intends to serve the entire term until the next meeting at which such candidate would face re-election.

For purposes of this Section 2.13, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d)          The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e)          The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Company or to comply with the Director qualification standards and additional selection criteria in accordance with the Company’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company (or any other office specified by the Company in any public disclosure) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(f)          A stockholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 2.13, as applicable, if necessary, so that the information provided or required to be provided, either in such notice or by such candidate, as applicable, pursuant to this Section 2.13 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company (or any other office specified by the Company in any public disclosure) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(g)          In addition to the requirements of this Section 2.13, a Nominating Person shall also comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Company’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Company that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Company, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(e)           No candidate nominated pursuant to this Section 2.13 shall be eligible for nomination as a director of the Company unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.13. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.13, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

2.14.          General Requirements Regarding Advance Notice.

(a)           If the information submitted pursuant to Sections 2.12 and 2.13 by any stockholder proposing business for consideration at an annual meeting or a director nomination shall not be true, correct and complete in all respects prior to the deadline for submitting such notice, such information may be deemed not to have been provided in accordance with Sections 2.12 and 2.13. For the avoidance of doubt, the updates required pursuant to Sections 2.12 and 2.13 do not cause a notice that was not in compliance with Sections 2.12 or 2.13, as applicable, when first delivered to the Company prior to the deadline for submitting such notice to thereafter be in proper form in accordance therewith.

(b)             Upon written request by the Secretary of the Company, the Board of Directors (or any duly authorized committee thereof), any stockholder submitting a notice proposing business for consideration at an annual meeting or a director nomination shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder in such notice  delivered pursuant to Sections 2.12 or 2.13 (including, if requested by the Company, written confirmation by such stockholder that it continues to intend to bring the business proposed or director nomination referenced in the notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Section 2.12, 2.13 or this Section 2.14, as applicable.

(c)           For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12 and2.13, each of the requirements thereof shall be directly and expressly responded to and a notice must clearly indicate and expressly reference which provisions of Sections 2.12 and 2.13 the information disclosed is intended to be responsive to. Information disclosed in one section of a notice in response to one provision of Sections 2.12 or 2.13 shall not be deemed responsive to any other provision of Sections 2.12 or 2.13 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to Sections 2.12 or 2.13. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of Sections 2.12 and 2.13 shall not satisfy the requirements of this paragraph (c) of this Section 2.14.

(d)           For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12 and 2.13, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of such sections) all the information required to be included therein as set forth in Sections 2.12 and 2.13 and each of the applicable requirements thereof shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of Sections 2.12 or 2.13, as applicable. For the avoidance of doubt, a notice shall not be deemed to be in compliance with Sections 2.12 or 2.13, as applicable, if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the U.S. Securities and Exchange Commission. For the further avoidance of doubt, the body of the notice does not include any documents not prepared in response to the requirements of this Section 2.12.

(e)               A stockholder submitting a notice of proposed business or director nomination, by its delivery to the Company, represents and warrants that all information contained therein, as of the deadline for submitting such notice, is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Company and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements.

(f)          Effect of Noncompliance. Notwithstanding anything in these By-laws to the contrary, (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in Sections 2.12, 2.13 and this Section 2.14, and (ii) unless otherwise required by law, if a Proposing Person or Nominating Person intending to propose business or make nominations at an annual meeting pursuant to Section 2.12 or  2.13 does not provide the information required thereunder, as applicable, or under this Section 2.14 to the Company promptly following the later of the record date or the date notice of  the record date is first publicly disclosed, or the Proposing Person or Nominating Person (or a qualified representative) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Company.

Article III.  — Directors.

3.1.          Number of Directors.

(a)          Except as otherwise provided by law, the Company’s Certificate of Incorporation, or these By-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors.  Directors need not be stockholders, residents of Delaware, or citizens of the United States.  The use of the phrase “whole board” herein refers to the total number of directors which the Company would have if there were no vacancies.

(b)          Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time by resolution adopted by the affirmative vote of at least a majority of the directors then in office.

(c)           Effective as of the closing (the “IPO Closing”) of the Company’s first public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, the Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office (except to the extent otherwise provided in the next sentence with respect to the initial term of such classes of directors).  The initial term of office of the directors of the first such class shall expire as of the first annual meeting of the Company’s stockholders following the IPO Closing; the initial term of office of the directors of the second such class shall expire as of the second annual meeting of the Company’s stockholders following the IPO Closing; and the initial term of office of the directors of the third such class shall expire as of the third annual meeting of the Company’s stockholders following the IPO Closing. At each annual meeting of stockholders of the Company after the IPO Closing, nominees will stand for election to succeed those directors whose terms are to expire as of such annual meeting of stockholders, and such nominees elected at such annual meeting of stockholders shall be elected for a term expiring at the third annual meeting of stockholders following their election.

(d)          Directors shall hold office until the annual meeting of stockholders in which their term is scheduled to expire as set forth above in this Section 3.1 and until their respective successors are duly elected or qualified or until their earlier death, incapacity, resignation or removal.  Any director serving as such pursuant to this Section 3.1 may be removed pursuant to Section 3.3.  Those directors already in office immediately prior to the IPO Closing shall be allocated among the three (3) classes of directors contemplated under this Section 3.1 pursuant to a resolution or resolutions adopted by the Board of Directors prior to the IPO Closing.

(e)           Except as the DGCL or the Company’s Certificate of Incorporation may otherwise require, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve on the whole board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled by only the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

(f)          No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

3.2.          Resignation.  Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, the President, or the Secretary of the Company.  Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3.          Removal.  Except as may otherwise be provided by the DGCL or the Company’s Certificate of Incorporation, any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Company entitled  to vote for the election of directors or class of directors, voting together as single class, at a meeting of the stockholders called for that purpose.

3.4.          Place of Meetings and Books.  The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

3.5.          General Powers.  In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

3.6.          Committees.  The Board of Directors may designate one or more committees, by resolution or resolutions passed by at least a majority vote of the Board of Directors; such committee or committees shall consist of one or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have power to authorize the seal of the Company to be affixed to all papers that may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7.          Powers Denied to Committees.  Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Company’s Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or amend the By-laws of the Company.  Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.

3.8.          Substitute Committee Member.  In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Director’s to act at the meeting in the place of such absent or disqualified member.  Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9.          Compensation of Directors.  The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated amount per annum as director and/or other forms of compensation as the Board of Directors may approve.  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10.          Regular Meetings.  No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed.

3.11.          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, if any, or the Chief Executive Officer, on two (2) days’ notice, which may be written, oral or by electronic transmission, to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of a majority of the total number of directors constituting the Board of Directors.

3.12.          Quorum.  At all meetings of the Board of Directors, a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, by the Company’s Certificate of Incorporation, or by these By-laws.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

3.13.          Telephonic Participation in Meetings.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.14.          Action by Consent.  Unless otherwise restricted by the Company’s Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed or submitted by electronic transmission by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

3.15.          Chairperson of the Board.  The Board of Directors may elect or remove, by the affirmative vote of at least a majority of the directors then in office, a Chairperson. Any Chairperson must be a director of the Company. The Chairperson shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and, subject to the provisions of these By-laws and the direction of the Board of Directors, the Chairperson shall have such powers and perform such duties that are commonly incident to the position of chairperson of the board or as may be prescribed from time to time by the Board of Directors or provided in these By-laws.

Article IV.  — Officers.

4.1.          Selection; Statutory Officers.  The officers of the Company shall be chosen by the Board of Directors.  There shall be a President, a Secretary, and a Treasurer, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect.  Any number of offices may be held by the same person.

4.2.          Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.3.          Terms of Office.  Each officer of the Company shall hold office until such officer’s successor is chosen and qualified, or until such officer’s earlier death, resignation or removal.  Any officer may be removed at any time by the Board of Directors.

4.4.          Compensation of Officers.  The Board of Directors shall have power to fix the compensation of all officers of the Company.  It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.5.          Chief Executive Officer.  The Chief Executive Officer, if any, in the absence or disability of the Chairperson of the Board, shall preside at all meetings of the stockholders, shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.  In the absence of the Chief Executive Officer, the President, or another officer of the Company, or the Chairperson, as designated by the Board of Directors, shall have the powers of the Chief Executive Officer.

4.6.          President and Vice-Presidents.  The President shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the Company’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe.  The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may, from time to time, determine or as these By-laws may prescribe.

4.7.          Treasurer.  The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his or her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and such officer may endorse all commercial documents requiring endorsements for or on behalf of the Company.  The Treasurer may sign all receipts and vouchers for the payments made to the Company.  The Treasurer shall render an account of such officer’s transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same.  The Treasurer shall enter regularly in the books to be kept by such officer for that purpose full and adequate account of all moneys received and paid by him or her on account of the Company.  The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.  The Treasurer shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of such officer’s duties, the expense of which bond shall be borne by the Company.

4.8.          Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; such officer shall attend to the giving and serving of all notices of the Company.  Except as otherwise ordered by the Board of Directors, such officer shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company.  The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.9.          Assistant Secretary.  The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company.  Any Assistant Secretary upon such officer’s appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or a Vice-President or the Treasurer or the Secretary may designate.

4.10.          Assistant Treasurer.  The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company.  Any Assistant Treasurer upon such officer’s appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or a Vice-President or the Treasurer or the Secretary may designate.

4.11.          Subordinate Officers.  The Board of Directors may select such subordinate officers as it may deem desirable.  Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe.  The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

4.12.          Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.13.          Removal.  The Board of Directors may remove any officer of the Company at any time, with or without cause.

Article V.  — Stock.

5.1.          Stock.  The shares of the Company’s capital stock may be certificated or uncertificated and shall be entered in the books of the Company and registered as they are issued.  Any certificate representing shares of stock issued to a stockholder of the Company (i) shall be numbered, (ii) shall certify the holder’s name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, (iv) shall be signed by both of (a) either the President or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and (v) shall be sealed with the corporate seal of the Company, if any. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

5.2.          Fractional Share Interests.  The Company may, but shall not be required to, issue fractions of a share.  If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

5.3.          Transfers of Stock.

Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

If the shares of stock of the Company to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Company or the transfer agent of the Company such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and, subject to any transfer restrictions then in force, the Company or the transfer agent of the Company shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor’s record ownership of a number of uncertificated shares equal to such number of shares not transferred.  Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Company.

If the shares of stock of the Company to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Company or the transfer agent of the Company proper transfer instructions, with such proof of authenticity of signature as the Company or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Company or the transfer agent of the Company shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred.  Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Company.

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4.          Record Date.

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.5.          Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6.          Dividends.

(a)          Power to Declare.  Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Certificate of Incorporation and the laws of Delaware.

(b)          Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7.          Lost, Stolen, or Destroyed Certificates.  No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the officers of the Company may from time to time prescribe.  Upon compliance with the foregoing provisions of this Section 5.7, the Company may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed.

5.8.          Inspection of Books.  The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

Article VI.  — Miscellaneous Management Provisions.

6.1.          Checks, Drafts, and Notes.  All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the officers of the Company may designate.

6.2.          Notices.

(a)          Notices to directors may, and notices to stockholders shall, be in writing or by electronic transmission, and delivered personally, electronically transmitted or mailed to the directors or stockholders at their postage or electronic mail addresses appearing on the books of the Company.  Notice by mail and electronic transmission shall be deemed to be given at the time when the same shall be mailed or transmitted.  Notice to directors may also be given by telegram, facsimile or orally, by telephone or in person.

(b)          Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Certificate of Incorporation or of these By-laws, an electronic transmission or written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any annual meeting or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Company's Certificate of Incorporation or these By-laws.

6.3.          Conflict of Interest.  No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorized the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:  (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4.          Voting of Securities owned by the Company.  Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he or she is present at such meeting, or in his or her absence by the Treasurer of the Company if he or she is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent.  Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

Article VII.  — Indemnification.

7.1.          Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.  The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2.          Right of Indemnitee to Bring Suit.  If a claim under Section 7.1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the DGCL.  In addition, any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the DGCL.  Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

7.3.          Non-Exclusivity of Rights.  The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4.          Insurance.  The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5.          Indemnification of Employees and Agents of the Company.  The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

7.6.          Merger or Consolidation.  For purposes of this Article 7, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 7 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

7.7.          Savings Clause.  If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Article 7 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article 7 to the fullest extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VIII.  — Forum Selection.

8.1.          Forum Selection. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 8.1.

If any action, the subject matter of which is within the scope of Article Eleventh of the Company’s Certificate of Incorporation, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of Article Eleventh of the Company’s Certificate of Incorporation and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

This Section 8.1 and Article Eleventh of the Company’s Certificate of Incorporation are intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Article IX.  — Amendments.

9.1.          Amendments.  Subject always to any limitations imposed by the Company’s Certificate of Incorporation, these By-laws and any amendment thereof may be altered, amended or repealed, or new by-laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these By-laws was one of the purposes of the meeting; but these By-laws and any amendment thereof, including the By-laws adopted by the Board of Directors, may be altered, amended or repealed and other By-laws may be adopted by the affirmative vote of holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors or class of directors, voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

As of December 14, 2023

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